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EXHIBIT 99.1


   CONFERENCE CALL TRANSCRIPT
   SCST - Q3 2004 SCS TRANSPORTATION EARNINGS CONFERENCE CALL
   EVENT DATE/TIME: OCT. 20. 2004 / 9:00AM ET

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OPERATOR

Welcome to the SCS Transportation third quarter earnings conference call. This call is being recorded. With us today are Bert Trucksess, Chairman, President and CEO of SCS Transportation; Jim Bellinghausen, Vice President of Finance and CFO and Greg Drown, Treasurer. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer period. (Operator Instructions). I will now turn the call over to Greg Drown. Go ahead, sir.


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GREG DROWN - SCS TRANSPORTATION - TREASURER

Thank you Angela, and good morning everyone. We trust you have a copy of our earnings release, which is available on our website. As you know, the SEC encourages companies to disclose forward-looking information so investors can better understand the future prospects of a Company and make informed investment decisions. During this call, some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 could be made. These forward-looking statements and other statements that are to be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. We refer you to our earnings release and our most recent SEC filings for more information on the risk factors that could cause actual results to differ. I will now turn the call over to Bert Trucksess.


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Thank you, Greg, and good morning. Third quarter results reflected a meaningful improvement over the third quarter of 2003, consistent with our August 23rd guidance, but below the original items offered in our second quarter conference call on July 16. While economic trends remained very favorable, our original guidance was based on even stronger year-over-year tonnage growth rates. The effect of the lower growth rate was compounded by increased operating expenses at both companies, resulting in lower-than-expected margins, particularly in July and August.

Nonetheless, our net income is up 28 percent over the third quarter of 2003. Both operating companies are making progress and we continue to be optimistic about future year prospects for growth and improved profitability. Before we go into details of the operating company trends and performance, Jim will first review consolidated third quarter results.


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JIM BELLINGHAUSEN - SCS TRANSPORTATION - CFO

Thank you, Bert, and good morning everyone. Consolidated revenue for the third quarter was 257 million, up 21 percent from the third quarter of 2003. Excluding fuel surcharges, which were higher this year, revenue was up about 18 aside. The increased revenue was about evenly split between core growth and benefits from our first quarter acquisition.

Operating income for the third quarter was 13.5 million, up 21 percent from 11.2 million in the third quarter of 2003. Included in operating expenses is approximately $1.9 million, or 8 cents per share after-tax of higher than anticipated workers compensation expenses at Jevic as a result of unfavorable development of prior year claims. This adjustment is based on management's analysis which will be updated through a third-party actuarial evaluation to be completed in the fourth quarter.

The workers compensation charge was offset by a $600,000 gain resulting from the disposition of excess real estate at Jevic and 1.3 million lower than anticipated equity-based compensation expense due to the third quarter decline in our stock price and our stock price performance relative to our peer group. Based on expected profitability for the year, our forecasted annual effective tax rate is still about 40 percent.

Our net income was 6.6 million in the third quarter, a 28 percent increase from net income of 5.1 million in the prior year quarter. Third quarter 2004 earnings per share were 43 cents, up 26 percent from 34 cents in 2003. Our cash on hand and available borrowing capacity continue to give us flexibility to fund our growth initiatives. We had no borrowings under a revolving credit facility during the quarter. As of September 30, debt, net of our 24 million cash position, was 99 million and our net debt to capital ratio was 32 percent. Year-to-date, net capital expenditures for the acquisition of property and equipment were 28 million. We expect total net capital expenditures for the acquisition of property and equipment to be approximately 58 million for the year. Depreciation for 2004 is expected to be approximately 48 million. I will now turn it back to Bert to discuss details on operating company performance.


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Thank you, Jim. The economy continues to grow at a healthy pace and economic forecast through 2005 continue to be very favorable. Demand fundamentals in our industry are strong. While our third quarter revenue trends were strong, tonnage growth rates were below what we expected.

Looking back, our consolidated second quarter tonnage was up 14.5 percent over the second quarter of 2003 with a peak rate in June of 15.2 percent. Our original July guidance projected the June run rate would increase slightly during the third quarter. Instead, our tonnage growth rate for the quarter slowed to 12 percent.

In addition, both companies experienced increases in operating expenses, including the effects of programs to enhance services and the combined effect was lower-than-expected operating income.

To be more specific, let me now switch to the individual operating companies and review their key operating trends and results. First, looking at Jevic, there were positive trends, but overall performance was hampered by lower-than-expected volumes in July and August. Jevic revenue was 85 million, up almost 10 percent from the third quarter of 2003. Excluding fuel surcharge effects, the increase was 6 percent.

LTL tonnage per day was virtually flat, while truckload tons, which account for just over 50 percent of Jevic volume, rose just over 2 percent. These tonnage growth rates were substantially slower than the second quarter rate of 2 percent for LTL and almost 10 percent for truckload. With the benefit of hindsight, we now believe that part of the second quarter run rate for tonnage growth was the result of freight diversion from the capacity constrained truckload industry. We believe the extent of the diversion to Jevic decreased in the third quarter due to our pricing increases and some of the volume returning to the truckload industry, especially in the seasonally weaker first half of the quarter. With Jevic's mix of truckload and heavy LTL shipments, they are much more impacted by truckload affects than Saia and other network LTLs.

Jevic operating income for the quarter was 2.8 million, down from 3.8 million in the third quarter of 2003. As Jim noted, Jevic operating income was impacted by two factors -- a $1.9 million charge for development of prior year workers compensation claims and a $600,000 gain on the sale of a piece of real estate. Excluding these impacts, Jevic operating income was up slightly and their operating ratio was virtually flat with the operating ratio of 95.1 percent in the third quarter of 2003.

A continued bright spot for Jevic has been yield performance with LTL revenue per hundred weight excluding fuel surcharge up almost 6 percent from the prior year. Truckload yields were also improved about 6 percent. The gains are due to a number of efforts, including continued success in contract renewals, retention of the summer general rate increase and effective management of growth initiatives focused on higher yielding business.

The market for qualified drivers continues to be very tight and we expect it to remain so for the foreseeable future. As a result, Jevic has further invested in recruiting and retention efforts to increases its driver workforce, diminish its use of costly and less reliable purchased transportation and support growth. The Company also implemented planned wage increases in early September of approximately 3.4 percent with some greater increases in specific geographies.

In summary, Jevic continues to make progress with year-to-date operating income up 29 percent. With continuing challenges and driver availability, Jevic's focus will be on managing growth consistent with available capacity and improving margins through cost management and yield improvement.

I will now move to Saia, and except where noted, their results reflect a combined 30-state operation for this year versus Saia's stand-alone results for 2003. A highlight of Saia's performance is they successfully completed a nine-state expansion in May and managed to maintain strong revenue growth with a slight increase in margin. Third quarter revenue increased 28 percent to 172 million with about half the growth in traditional Saia geography and the balance, a result of the expense to the Midwest. Saia operating income was 10.5 million, up 30 percent from 8.1 million in the third quarter of 2003. The operating ratio for the quarter was 93.9, a slight improvement from 94.0 in 2003.

As can be seen on Saia's statistics page of our release, compared to the third quarter of 2003, the revenue gain resulted from both volume increases and one of the best yield improvement quarters in several years for Saia. However, tonnage per day decreased about 2 percent from both the June run rate and our third quarter expectation. August in particular was soft.

On the cost, Saia incurred additional cost to enhance service, principally in the new geography. With lower-than-expected volumes, more of the cost increases dropped to the bottom line. The service enhancements, which we see as investments for stronger future year revenue growth, were concentrated in three areas -- one, building new interregional lanes between Saia's historical territory and the new Midwest geography; two, building new intraregional Midwest lines and three, converting certain Midwest pickup and delivery markets from outside cartage to company-direct operations.

On the cost side, Saia implemented its planned end to wage increases in early August. The wage increase averaged about 3.1 percent with some greater increases in specific categories. Operating results were also affected by disruptions in the southeast from this year's unusual frequency of four major hurricanes. It is extremely difficult to accurately quantify all of the cost, but our best estimate of direct affects is about 2 cents per share, primarily at Saia.


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In closing on Saia, we believe they will achieve increased growth and profitability as they benefit from the service capabilities of their 30-state network. Saia continues to assess additional geographic expansion and we believe they are ready, should the right opportunity be available.

Lastly, I would like to review our consolidated earnings guidance for the fourth quarter. Based on our economic outlook and company-specific initiatives, we expect fourth quarter earnings per share in the range of 34 to 40 cents. Thus, our full year guidance, including 8 cents of integration charges relating to the Clark acquisition during the first half of 2004, is $1.30 to $1.36. This compares to 2003 earnings per share of 99 cents.

In closing, we are encouraged by the continued strength of the economy and overall macro fundamentals and our own opportunities for continued future improvement. Now we would be happy to open it up for your questions.


QUESTION AND ANSWER


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OPERATOR

(Operator Instructions). Jack Waldo, Stephens Inc.


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JACK WALDO - STEPHENS INC. - ANALYST

I wanted to talk a little bit about where you -- about the operational costs and how you plan for it, based on the trends you saw in July. Obviously, as you guys mentioned that you were expecting a better business environment than what has been the case. How much of your planning for the remainder of the year is impacted in the fourth quarter? And I guess what I'm getting at is -- we saw incremental margins come in significantly below what you expected in the third quarter, and it looks like those incremental margins will be below what is a long-term guidance here in the fourth quarter as well. And I'm wondering how long will it take for you to readjust your operating network, I guess, to have a lower I guess breakeven point so to speak where we can get incremental margins back to where -- you know, to tie to your long-term guidance?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Let me generally talk about that. If you go back to the third quarter, it's a little bit different at the two companies. Certainly at Saia where we were layering on some new service initiatives, I think just the passage of time month by month will have an improvement there. And I guess part of it, Jack, is as you're doing some of the service initiatives, your overall density and economies of scale in some of those new lanes is not going to be as strong on day one. 1 so that is an effect.

And also, just when you have changes in your business, our organization I am confident will just improve their execution as those changes get further digested in the organization. And then certainly as we move into seasonally stronger months, that will help with the density. And I am confident that all of the changes that have occurred will result in improved productivity. I do see Saia executing on its cost controls better in the fourth quarter and then certainly better in 2005.

In the case of Jevic, essentially what happened to us there is we saw some of the volume drop off. In the short-term, there were a lot of costs that we think about as being variable, were relatively fixed in the short-term. And the real challenge there as I mentioned before is making sure we are ahead of the curve on driver retention and recruiting. That gives us more flexibility to adjust the operation for changes in volume.


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JACK WALDO - STEPHENS INC. - ANALYST

On your business trends, I guess it's fair to say things increased significantly from August to September. How have they gone through what you have seen so far this quarter?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Actually at Jevic, we saw in September, we saw some of the extent of decline that we experienced in July and August; some of that came back. At Saia, we saw their business weaken a little bit in August. It wasn't as strong as we would like in September, but part of that was the effect of hurricanes. And we have tried to take a look at where we were in September and project that out in the fourth quarter guidance.


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JACK WALDO - STEPHENS INC. - ANALYST

So things are getting better -- is that fair to say?

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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

It's a stronger run rate at Jevic. At Saia -- in fact at both companies, but in particular at Saia, it has not returned to that higher growth rate that we were kind of banking on in the original July guidance. This is a step down from that.


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JACK WALDO - STEPHENS INC. - ANALYST

And then on the cost side, it looked like you increased wages at Saia. Is a lot of that just kind of getting Clark's pay scale up to what Saia's is?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Actually, Jack, in both of our companies, the annual increases are now timed in their cycle to be third quarter events. So Saia's base increases are in early August, Jevic's are in the late August, early September timeframe. And so that is basically the regular increases at both companies.

In addition to that, within their networks, we will adjust specific wage rates for competitive factors in local markets and then in addition where we've had an acquisition like Clark as part of our integration plan, we communicated to the employees that they would have wage increases to bring them up to Saia's level over a period of time. So they are getting increases at points in time in addition to these general increases.


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JACK WALDO - STEPHENS INC. - ANALYST

Last question. With these scheduled increases and what you -- assuming that the business environment stays the same, do you think you can return to those 15 percent incremental margins over the long-term? And I guess my question is -- has the long-term story changed at Saia? Is there still the potential to get the type of operating margin improvements that you had expected over the long-term?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Our long-term outlook in that regard has not changed at all. In fact, I would tell you that we believe that the various service investments that we have made position us in those markets for the even better incremental profitability as we go out in time.


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JACK WALDO - STEPHENS INC. - ANALYST

I appreciate it, thanks.


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OPERATOR

Thom Albrecht, BB&T.


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THOM ALBRECHT - BB&T - ANALYST

Hey, guys. Good morning. I wanted to follow up a little bit on Jack's questions. Let me actually start with Jevic first. You had a healthy 8.8 percent increase in your average yields blended between LTL and truckload. And yet, even adjusting for the workman's comp expense, your OR probably would've been flattish. So obviously, Jevic is incurring a lot of cost increases. What is your view on being able to get more like 10 to 12 percent price increases so you can actually bring some that to the bottom line?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

That would be -- we would always be interested in being more effective in price increases. I think that would not be our base plan. We don't think that right now that would be realistic. And I think the opportunity for Jevic is to continue to make progress on yields not to that extent, but to have greater success on the cost side.


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THOM ALBRECHT - BB&T - ANALYST

How was purchased transportation at Jevic? Was that a negative during the quarter? I know from time to time, you struggled getting drivers there versus your traditional LTL operation?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Actually, if you go back, your comment is probably most directed at some things that we were talking about a year ago when we really had some issues in last year's third quarter. And we've had a conscious program to try to decrease our dependence on purchased transportation; by no main means eliminating it, but just kind of move the needle more to accompany drivers. And I guess one of the issues that we've had, when we talk about tight drivers, if we could go back in the third quarter and have had an optimal number of drivers, we would have liked to have had about 40 more.

In addition, where we did use purchased transportation, it also is affected by these same capacity issues. It's more costly, it's less available on short notice. In certain cases, its service reliability is poor. We even to an increased extent in the third quarter tried to use the rail in some selected lanes, and that did not work well at all.

So really what we're really trying to focus on is to build relationships on purchased transportation, to hopefully avoid as much spot business. But the real focus is on drivers and beefing up our driver pool. The wage increases are just one part of overall plans to be more effective in recruiting drivers, and then also working to have a better retention record. So I really see a lot of opportunity there on our cost side to further improve Jevic margins.


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THOM ALBRECHT - BB&T - ANALYST

Let me shift it for a moment to Saia. Normally, a 93.9 OR is pretty good. But I think in this environment, frustrations that might exist a little bit is that you are not leveraging a little bit more. And I know you're making some investments. And you described the rollout of some new interregional lanes, as well as an intraregional Midwest lane development, or I guess expansion. What is the timing on that? Is that underway right now? Is that fourth quarter, or is that kind of throughout 2005?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

No, there will always be some ongoing changes, but much of those changes occurred in the third quarter. And we had to higher expectations for profitability improvement at Saia. But at the same time, they have taken on a pretty major change and it's not like the Company has gone negative. A lot more revenue growth and a lot more lanes, a lot more service points. With that, as I mentioned before, we did not have some of the density in some of those additional markets. And I'm sure as those markets are in operation for extended periods of time, we will be increasingly better at our cost management. There are a number of places where we wanted to get the service improved through resources, staffing, to make sure that service standards were appropriate. And I am confident we will do a better job at kind of concurrently achieving a service objective with enhanced cost control.


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THOM ALBRECHT - BB&T - ANALYST

So, would it be fair to review your results at Saia this year? Kind of the way I'm looking at it, Bert, is the first half of the year, you had very direct merger integration expenses of I think 8 cents a share. But in Q3, even though you didn't have line item merger integration, you had some very direct expenses that are maybe merger enhancement. They are building a business in the hopes that over the coming quarters, you're going to realize greater margins. Is that a fair way to look at it?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

I think so. The only thing else I would say is we probably had a little bit of that in the end of the second quarter. We did the integration in May and the 2.1 million in integration costs that we had, they were kind of carved out. But, when the business was put together, I think we've done some things that are going to position us very well for the future through a lot of good things. But I think your point is valid, that there were probably some overall network effects, in terms of increased costs and lower productivity and efficiency performance than what Saia's historical strength has been.


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THOM ALBRECHT - BB&T - ANALYST

And you did say one of the three key issues was you are converting certain P&D functions to local cartage?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

No, the opposite.


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THOM ALBRECHT - BB&T - ANALYST

Oh, the opposite, okay, because I was going to say -- a lot of times as carriers get bigger, they like to do that P&D themselves.


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

That was one of the three service enhancements. In the Midwest, the company we acquired, Clark Brothers, they took about 8 percent of their bills and would hand them off to third parties for delivery in some of the extended geographies. And we know from our own customer research, customers don't like inner line, they don't like hand-off, they like single accountability with one operation. And so we converted those over. And that really represents an opportunity for us going forward to concentrate some sales and marketing initiatives in some of those extended markets to gain density.

Jack had asked a question about incremental margins. Well, if we're making a lot of extended runs with very low bill pickup or delivery density as we are now making those runs and can enhance the number of pickups and go into a shipper or an area, instead of having X, have two times X -- that incremental profitability is very substantial.


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THOM ALBRECHT - BB&T - ANALYST

That helps. Thank you. Jim, do you have a 2005 capital spending budget, even if preliminary?


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JIM BELLINGHAUSEN - SCS TRANSPORTATION - CFO

We're working through that now, Tom, and that's something we will give some guidance on in our January call.


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

I can give you just a little bit of direction there. I think it's going to be a year where we're going to want to stay on track with tractor purchases. I think the next couple of years are years you don't want to slip just with some of the things coming down the pike. And with some of the growth that we have had, we will probably have some growth capital. We may be able to and may need to adjust some of our trailer capital just to level out some of the peaks. But we do anticipate higher than average capital and real estate, and we have not totally flushed that out yet, but that's the sort of direction we'll be going, in terms of higher capital and we'll talk about that in our January call.


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THOM ALBRECHT - BB&T - ANALYST

Okay. Thanks. I appreciate the explanation, guys.


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OPERATOR

Matt Gardner, Credit Suisse.


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MATT GARDNER - CREDIT SUISSE - ANALYST

Guys. how are you? Just to drill down on the comments about August being a little bit weaker than expected, it's a little but surprising, just given for what we've been hearing out of the rest of the group, it seems like August and September were certainly better months. I'm just curious as to whether this is due to some of your more disciplined pricing it looks like at Saia, or whether there's some macro things that you see going on out there that others don't?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Again, I think some of the truckload affects that we have had that are more specific to Jevic, I think we can kind of put them aside. And my comment about August was focused at Saia and that was basically the month where we had seen the June run rate. And at Saia, that largely continued in July and we did see it decrease in August.

It's possible that the pricing actions did have some correlation there. Certainly, our overall service capabilities were improving at that time. So that's just what we saw. And the fact that it continued into September, I think part of that was a little murky, just because -- Saia has a major Southeast operation and they did have some -- there were affects from hurricanes on that. So that kind of distorted a little bit the true run rate in September. But no, we did see a decline in August relative to July. And basically, it was that triggering event on top of -- we had seen some softness in July, but it was that triggering event that was the basis of our August 23rd guidance update.


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MATT GARDNER - CREDIT SUISSE - ANALYST

Okay. On Saia's yields, obviously a substantial year-over-year improvement and definitely an improvement versus recent trend. Any mix shift going on in there that would impact that number? And do you think the number is sustainable going forward?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

We think the number is sustainable. We think the supply-demand fundamentals are very favorable right now. We went through a time period where in the very short-haul markets, they had not strengthened as early as they did maybe a couple of years ago in the long haul markets after CF went out of business. So we like those fundamentals. There was a little bit of change in weight per shipment. We did see the weight per shipment relative to the June run rate drop off in July and in August. But you can see for the entire quarter relative to the prior year, LTL is up actually
0.7 percent. There was one mix change I would acknowledge, and that is the length of haul increased 4 percent over the third quarter of '03.


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MATT GARDNER - CREDIT SUISSE - ANALYST

Okay. Can you guys -- you said about half of the growth, revenue growth at Saia, was organic versus the other half being from Clark. Can you break that down on a tonnage basis? Is it about the same, half the volume of coming from Clark, half the volume growth coming from organic?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Do you have that -- we have that information. I'm not sure if we have it right away.


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JIM BELLINGHAUSEN - SCS TRANSPORTATION - CFO

On a pro forma basis for Saia, including Clark prior year, the tonnage gross was kind of in the 7 percent range.


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MATT GARDNER - CREDIT SUISSE - ANALYST

Can you give that to me one more time?


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JIM BELLINGHAUSEN - SCS TRANSPORTATION - CFO

If you include Clark's tonnage in the prior year data, total tons was up about 7 percent.


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Matt, one other thing. With Jevic's operation in the Northeast, remember they have a different kind of business mix; it's a heavier model. So they were not really in a position to pick up any business due to the Red Star effect. And also remember, Saia is not up in that market. So as you benchmark us against some other companies who are in network LTL operations, that is going to be a fact that perhaps some others get some benefit on that did not affect our operation.


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MATT GARDNER - CREDIT SUISSE - ANALYST

With the workers comp issue at Jevic, did you guys know about that when you had preannounced? Was it in the preannounced guidance range, or was that something that came up later?


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BERT TRUCKSESS - SCS TRANSPORTATION - CEO

Actually when we did the guidance, it was something we were looking at. And at that point, we thought that there would be some exposure. We did not think it would be of that amount. And it was about equal to what -- the amount we were expecting was about equal to what that property gain was. So basically since the guidance was updated, we had business trends in the business, we had kind of the hurricane affect, and then we did see this increase in management estimates for workers compensation, along with that whole equity, all those equity base charges.


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MATT GARDNER - CREDIT SUISSE - ANALYST

Right. Lastly, you touched a little bit on this. As we model out for the fourth quarter and going into '05, can you just give some very rough guidance as to what your expectations are for the OR at Saia? Obviously, you've done some things here that is holding the improvement back a little bit. Should we look for improvement in the out quarters here?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Historically, we have not really given guidance, short-term guidance, on anything but earnings-per-share and I don't think we really want to start doing that. I would just tell you that we continue to have an outlook that we believe Saia's operating ratio in the intermediate term can get to the high 92s and we would like to see Jevic's in kind of the 95 range. And coming out of 2003, we were kind of targeting, achieving that in an 18-month period. And we would still like to -- 18 to 24 month period, depending on other initiatives and the economy. So there's a question on exact timing of that with investments and growth initiatives. But we Look for Saia to get to a high 92, Jevic to get to a
95. And then when we get there, we will look at what the next increment can be.

We've talked in the past about all of the operating leverage in our business. And for us, a 1 percent margin change for the year is 36 cents a share based on current revenue. And even though when you look at our earnings guidance here, we have a 6 cent range, remember from that mid-point, it's just 3/10ths of an operating point from the midpoint to either the top or the bottom, when you have a 6-cent range like we have.

So to be honest with you, the whole area of short-term quarterly guidance is something that we are increasingly asking ourselves about. And we are certainly going to be looking toward continuing to provide some kind of annual guidance. But the whole short-term guidance, there's more likelihood you're going to see less from us than more.


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MATT GARDNER  - CREDIT SUISSE - ANALYST

No, that's fine, and your comments are very helpful. Thanks a lot, guys.


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OPERATOR

Jag Ghuman (ph), Avondale Partners.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

I want to go back to your hiring situation, the comments that you made earlier. Specifically, what were your net hires for the quarter?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Let me just say that I'm going to answer your question in terms of the Jevic, because at Saia, we don't have really the -- well, we have some pockets of hiring issues, it's with a network LTL operation. It's still a pretty stable area. At Jevic in the third quarter, relative to the second quarter, we hired 31 drivers and we were 68 drivers over where we were in the third quarter of '03. And we saw our driver turnover reduce from about -- it had peaked as high as 40 percent in the first half to 30 percent in the third quarter. And I mentioned to you that we were also focused on driver retention programs. One of the things that we have done is really targeted on new hires, trying to reduce turnover of people in their first 90 days, and that has been reduced significantly. So that is just a couple of highlights on the driver front.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Okay. What other incentives, other than the driver pay, are you using to implement these programs?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

I think your question deals with probably more on the retention side. And Jevic pays very well. A Jevic driver, what they are paid per mile and for the road driver that makes stops, they get payments per stop. And the aggregate compensation is a very competitive package.

The other issue and the one we're trying to work on is the quality of life issue of drivers wanting to get home. And through our retention programs, we are really trying to improve the focus on working to get drivers back home. And I guess the third thing would be communications, just make sure we're doing a better job communicating with the drivers, understanding if they have any issues, especially new drivers, keeping the lines of communication open, knowing what their concerns are and trying to work with them to address their concerns. The compensation is good, it's the quality of life aspects that we really see as the greatest opportunity.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Right, that makes perfect sense. Okay. What about your hiring goals for the fourth quarter? How many drivers do you expect to hire then?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Well right now, I mentioned in the third quarter, we would have liked to have had 40 more. And as we look at the fourth quarter, we're looking to actively add drivers. I cannot give you a number because there's a seasonality within the quarter so we're working on that. But we have not been at a point where we have said, let's stop hiring drivers because we think we have too many. Our focus is on hiring quality drivers and I cannot see is stopping on that for the foreseeable future.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Okay. I'd also like to turn to your statement regarding Saia's assessment of new geography opportunities. The analysis that you're doing, are you looking at expansion via acquisition, or through organic growth?

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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

We look at both. Both are viable alternatives.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Okay.


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

And in fact in Saia's own history, today, Saia is the combination of three prior tuck-in acquisitions, but also a number of organic expansions. So, Saia has done both in the past.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Okay. Any idea on -- basically, where do you see the most opportunity at this point in time?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

If you look at the map, our whole focus is on adjacent geography. We tend to try to avoid anything that is to the maximum extent that it's an overlap operation. So if you look at the 30 states, the Midwest, the eastern part of the Midwest and the Northeast are the two areas that have major freight markets that we're not presently covering.


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JAG GHUMAN  - AVONDALE PARTNERS - ANALYST

Alright, thank you guys, I appreciate it.


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OPERATOR

Dana Cease (ph), Bear Stearns.


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DANA CEASE  - BEAR STEARNS - ANALYST

Just a couple of clarification questions. First of all, earlier, you spoke about the month-to-month volume trends. I remember 12 months ago, you said June was really strong and it came down a little bit in July. And did then comes down further in August?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

It was a little bit different between the two companies. We saw in Jevic -- in July, we saw Jevic, Jevic ended up having a decline in July, Saia was relatively strong in July. Jevic's weakness continued in August, Saia saw weakness develop in August. And then in ,September Jevic experienced a little bit of strengthening. I think Saia would have seen a little bit of strengthening, but we had some of the hurricane effects. So, it was still kind of sideways to the August performance.


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DANA CEASE  - BEAR STEARNS - ANALYST

So certainly for Saia, September didn't come back up to the June levels?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

No. Not seasonally adjusted, no.


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DANA CEASE  - BEAR STEARNS - ANALYST

In terms of your driver environment, you mentioned that Saia has been pretty stable. Does that mean that you are not having any difficulty finding drivers when you need them?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Pretty much. I guess the one difference is in LTL now, you are seeing in some markets some pockets where it's taking more programs and time to maybe hire drivers in a local market. It's not a widespread issue like you have in truckload. And you still have the benefit in network LTL that pickup and delivery drivers have -- it comes back to this quality of life issue -- get home basically every night. And then the road drivers, line haul drivers, who are operating in a network; there is a regularity to runs that is much more conducive to getting home frequently. So it just doesn't have all of the challenges that the truckload driver and the road driver at Jevic would be faced with.


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DANA CEASE  - BEAR STEARNS - ANALYST

Finally, Saia's roughly 50-50 split between manufacturing and retail. Are you seeing it either strengthen or weaken over the last month or two, and maybe even into October?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

I'm not aware of any segment weakening to the two. We did talk about what we saw as the drop-off in softening in August. And I cannot tell you that that was concentrated in retail or manufacturing. I do recall, I thought it was interesting that the day that we released our earnings guidance update was the same day that Wal-Mart had announced that its same-store sales were down about 2 percent. When I look at our actual business levels, I can't give you a conclusion about manufacturing or retail having a different trend right now.


--------------------------------------------------------------------------------
DANA CEASE  - BEAR STEARNS - ANALYST

I would say you haven't really seen any impact from the return to school, back to school season?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

When I talked about volume trends, I'm talking about relative trend given seasonality patterns. So that is a seasonality pattern that was in our expectations, we see it in our data. And so that's implicit in all of the trends that we have talked about.


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DANA CEASE  - BEAR STEARNS - ANALYST

Okay, thank you very much.


--------------------------------------------------------------------------------
OPERATOR

Tom Albrecht, BB&T.


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THOM ALBRECHT  - BB&T - ANALYST

Bert, I know I'm kind of belaboring this point a little bit. But when I look at 22 percent LTL tonnage growth at Saia with the kind of weird ebb and flow that you had during the quarter, I view that as a pretty good number. And I guess I've kind of got both a positive and negative thought with that. On one hand, it is strong enough that it should've unlocked the operating leverage. But perhaps maybe the way to look at it is, you have the initiatives that you undertook are actually leading to good, strong tonnage growth, and it's just a matter of time before you leverage it. The interregional and intraregional aspects obviously contributed to that tonnage growth. So I guess I don't see the weakness in that number. And I guess I'm wanting to see that that's going to leverage itself into better margins sooner rather than later. Can you -- any more thoughts you have on that issue?


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

I think that is valid. The volume trends are good and they occurred at a time when we were implementing a lot of change in the organization. And I think there is a cost efficiency opportunity for us. And I don't think we've been aggressive in trying to take that into our fourth quarter, we're trying to be a little bit cautious to demonstrate it first. But I was just going to say, this very strength is why we're still very optimistic about our fundamentals for future years.


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THOM ALBRECHT  - BB&T - ANALYST

Yes, and it would seem to that until you anniversary Clark, and especially since we're in the same calendar year where capital spending budgets have been set for companies and we're moving towards holiday season, that your tonnage growth, give or take a couple of percentage points, ought to be pretty similar at Saia in Q4 to the 22 percent figure you had both in the June quarter and the September quarter. And you may not want to comment on that, but that is I guess the kind of conclusion I'm drawing here.


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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Let me just go back, one thing on the 22 percent. Remember, that is taking today's operation and comparing it to only Saia's operation before. And if we add Clark to the last year's base, we are up -- what is it, Jim? -- 7 percent.

--------------------------------------------------------------------------------
THOM ALBRECHT  - BB&T - ANALYST

It was about 7 percent in the September quarter. And I believe that was a higher figure in the June quarter. So I guess you're saying that's your mini worry point was that maybe the same-store sales did decelerate, even though the aggregate tonnage number was very comparable.


--------------------------------------------------------------------------------
BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

Yes, a little bit. Now, again the success we had on yield, I will trade some lower tonnage growth if we get more than compensated from a yield standpoint. That's something we need to do in a tight capacity market. So that's another trade-off we're looking at. But I really think our opportunity at Saia is to really move the needle further on the cost side.


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THOM ALBRECHT  - BB&T - ANALYST

Jim, what was the approximate, if you want call it, same-store figure for the June quarter? I don't have it in my notes, but I thought it was like 10 or 11 percent?


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JIM BELLINGHAUSEN  - SCS TRANSPORTATION - CFO

I don't have that.

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BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

I recall, it was about a 3 percent greater run rate.*


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THOM ALBRECHT  - BB&T - ANALYST

Okay, so that would be in the neighborhood of 10.*


--------------------------------------------------------------------------------
BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

That's my recollection. *


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OPERATOR

At this time, there are no further the questions. Mr. Trucksess, are there any closing remarks?


--------------------------------------------------------------------------------
BERT TRUCKSESS  - SCS TRANSPORTATION - CEO

No. Thank you very much for joining us and we look forward to visiting in January. That concludes our call.


--------------------------------------------------------------------------------
OPERATOR

Thank you. This concludes today's SCS Transportation conference call.

* - The percentage for Saia LTL tonnage pro forma increase for the second quarter of 2004 is 7.4 percent resulting in a 0.6 percent greater run rate than the third quarter of 2004. The pro forma Saia LTL tonnage increase of 7.4 percent was previously disclosed in the Company's quarterly report on Form 10-Q for the period ending June 30, 2004 as previously filed with the Securities and Exchange Commission.